EXTENSION AND WAIVER AGREEMENT

This Extension and Waiver Agreement is made this 10th day of September, 2008 by and among bioMETRX, Inc., a Delaware corporation (the "Company") and the holder of a Convertible Note identified on the signature page hereto (including its successors and assigns the "Holder").

WHEREAS, the Company entered into a Securities Purchase Agreement with the Holder (the "Securities Purchase Agreement") dated as of June 29, 2006 and in connection therewith issued a Convertible Note dated June 29, 2006 in the principal amount of $400,000 (" Convertible Note"), as well as a forbearance note dated December 28, 2006, in the amount of $96,666.67 (collectively referred to as the Notes); and

WHEREAS, the principal aggregate balance of the Notes have been reduced to $323,866.67 through the conversion of the Notes into the Company's common stock; and

WHEREAS, the Notes became due on June 29, 2008 and as of the date hereof the Company has been unable to repay the remaining principal balance due under the Notes; and

WHEREAS, the Company has received a proposal from additional investors who have agreed to provide to the Company up to $1,500,000 of additional financing (the "New Financing") on the express condition that Holder waive all current defaults under the Notes, agrees to extend the due date of the Notes until June 29, 2009, and

WHEREAS, the Company and the Holder mutually desire to enter into this Agreement in order to allow the Company to obtain additional financing.

NOW THEREFORE, the parties agree as follows:

1. The Holder hereby waives any and all defaults relating to the Notes and the Transaction Documents (as defined in the Securities Purchase Agreement) presently existing ("Existing Defaults") and agrees to extend the due date of the Notes until June 29, 2009. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or forbearance with respect to any future events of defaults under the Transaction Documents which do not exist as of the date hereof. In addition, any default on the new financing shall automatically be a default under the Notes .

2. The Company agrees to pay the Holder and the Holder agrees to accept 323,867 free trading shares of the Company's common stock as payment of $38,862.12 of accrued and unpaid interest due under the Notes. The Company will cause these shares to be delivered to the Holder within three (3) business days from the date of execution of this Agreement.

3. The Company agrees to reset the exercise price of the 400,000 Series A Warrants issued to the Holder in connection with the purchase of the Convertible Note as a result of the anti-dilution provisions contained in the Series A Warrant from $1.00 per share to $0.18

4. The Holder hereby consents to the Company entering into and consummating the New Financing. This in no way waives the anti dilution provisions as to that particular financing or any other financing.

5. This Agreement shall be construed, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New York, without regards to the principles of conflicts of law thereof.

6. Capitalized terms not defined herein shall have the meanings given to them in the Transaction Documents.

7. Except as set forth herein, the Holders reserve all rights, remedies, powers, or privileges available under the documents and agreements executed in connection therewith, at law or otherwise. This Extension and Waiver Agreement shall not constitute a novation or satisfaction and accord of the Notes or any other document, instrument and/or agreement executed or delivered in connection therewith.

8. This Agreement may be executed in several counterparts which together shall constitute a single document.

9. The parties hereto agree that each of them and/or their respective counsel

This Extension and Waiver Agreement has been duly authorized and approved by all requisite corporate action by the Company and Holder and does not violate the respective organizational documents.

Dated: ____________________

BIOMETRX, INC.

By: [signature]
Name: Mark Basile
Title: CEO

HOLDER:

ALPHA CAPITAL AKTIENGESELLSCH

By: [signature]

Name: Konrad Ackerman
Title: Director

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $________ of the principal and $38862.12 of the interest due on the Note issued by bioMETRX, Inc. (the "Borrower") on June 29, 2006 into Shares of Common Stock of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: Sept. 11, 2008

Conversion Price: 0.12006

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Borrower

Shares To Be Delivered: 323,687

Signature: [signature]

Print Name: Konrad Ackermann

Address:

Alpha Capital

C/O LH FINANCIAL SERVICES CORP.
150 CENTRAL PARK SOUTH, 2ND FL
NEW YORK, NY 10019